                                                                   EXHIBIT 10.42

                         SEVERANCE AND RELEASE AGREEMENT

         This Severance and Release Agreement (this "Agreement") is executed effective OCTOBER , 2004 by and between the ISLAND PACIFIC, INC., a Delaware corporation ("IPI") and HARVEY BRAUN ("Braun"), who agree as follows:

         1. RECITAL. This Agreement is made with reference to the following recital of essential facts:

                  1.1. Braun was employed by IPI as Chief Executive Officer.

                  1.2. During the course of Braun's employment with IPI, Braun had access to and became acquainted with IPI'S confidential and proprietary information (collectively, "Proprietary Information"), including, but not limited to, information and/or plans concerning IPI'S customers and customer relationships; personnel; designs and copyrights; sales, marketing, and financial operations and methods; trade secrets; devices; processes; and other compilations of information, records, and specifications.

                  1.3. Company and Braun agree that Braun resigned from his employment with Company as of May 15, 2004, which resignation IPI accepted.

                  1.4. IPI has agreed to provide Braun with certain compensation and benefits that are not otherwise available (as described below).

                  1.5. As a material inducement for entering into this Agreement, the parties agree to mutual releases as more fully set forth below.

         2. TERMINATION OF EMPLOYMENT. Braun's employment with Company terminated as of May 15, 2004.

         3. PAYMENT TERMS. In consideration of this Agreement, IPI will pay Braun $192,000 as follows. Upon the execution of this Agreement, IPI will pay Braun $96,000. Within (30) days of Braun signing this Agreement, IPI will pay Braun an additional $96,000. Upon execution of this Agreement, Employee will be reimbursed for all business expenses incurred as of May 15, 2004. No withholding taxes will be deducted from the payments made to Braun under this paragraph 3. Braun shall indemnify IPI and its directors, officers, shareholders and affiliates against all Claims (as defined below) and all costs, expenses and attorney's fees incurred in the defense of any such Claims or any actual proceeding brought on any such Claims; provided that IPI provides prompt written notice of any such Claims and Braun has an opportunity to defend such Claims prior to IPI incurring any such costs, expenses and attorney's fees in connection therewith. For the purposes of this paragraph 3, Claims shall mean all liabilities, damages, losses, costs, expenses, attorney's fees and claims arising from IPI not withholding taxes on any payments made to Braun in accordance with this paragraph 3 and Braun's failure to pay any such taxes.

         4. RETURN OF PROPERTY. Braun has returned to IPI all property belonging to IPI in Braun's possession, including, without limitation, office keys, computers, pagers, mobile telephones, credit cards, and all Proprietary Information provided however, that Braun is entitled to retain his own personal property and personal business correspondence. Upon the signing of this Agreement, IPI agrees to return to Braun his personal property that it still has in its possession including, without limitation, all boxes of his personal possessions.

         5. CONFIDENTIAL INFORMATION.

         Braun agrees not to (a) disclose, impart, or otherwise use, for his benefit or for the benefit of any other person or entity, any of IPI's Proprietary Information, directly or indirectly, in any way, shape, or form, without written authorization from IPI, or (b) directly, or indirectly, either for himself or any other person.

         6. RELEASE OF CLAIMS.

                  6.1. Employee's Release of Claims. As a material inducement to IPI to enter into this Agreement, Braun hereby irrevocably and unconditionally releases, acquits and forever discharges IPI and IPI's subsidiaries, affiliates and each of their respective stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, and all persons acting by, through, under or in concert with any of them (collectively, "IPI Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including without limitation, rights arising out of alleged violations of any contracts, express or implied (including the Employment Agreement), any covenant of good faith and fair dealing, express or implied, or any tort, including without limitation defamation, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful discharge in violation of public policy, or any legal restrictions on IPI'S right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including without limitation: (1) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2) 42 U.S.C. Section 1981 (discrimination); (3) 29 U.S.C. Section 206(d)(1) (equal pay); (4) 29 U.S.C.
Section 621 et. seq. (age discrimination); (5) the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex or age); (6) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7) Executive Order 11141 (age discrimination); (8) Section 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (9) California Labor Code (wages, hours, and other regulations of employment); and
(10) the Employee Retirement Income Security Act of 1974 (ERISA) (denial of employee benefits), (collectively, "Braun Claims"), which Braun now has, owns or holds, or claims to have, own or hold, or which Braun at any time previously had, owned or held, or claimed to have, owned or held.

                  6.2. Notwithstanding the foregoing, the release set forth in paragraph 6.1 above shall not waive (a) any of Braun's indemnification rights, including without limitation, those under IPI's directors and officers insurance policy and by-laws as well as under applicable law, (b) any right to obtain contribution as permitted by law in the event of entry of judgment against Braun as a result of any action or failure to act for which Braun and IPI or any of its affiliates are jointly liable, and (c) any right to enforce the terms and conditions of this Agreement.

         7. IPI'S RELEASE OF CLAIMS.

                  7.1. As a material inducement to Braun to enter into this Agreement, IPI, on behalf of itself and the IPI releasees, hereby irrevocably and unconditionally release, acquit and forever discharge Braun and the Braun's successors, assigns, agents, representatives, and attorneys (collectively, "Braun Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including without limitation relating to any alleged violations of the Employment Agreement, or relating to Braun's employment with IPI, which IPI now has, owns or holds, or claims to have, own or hold, or which IPI at any time previously had, owned or held, or claimed to have, owned or held. (collectively, "IPI Claims"). For the purposes of the release set forth in this paragraph 7.1, the release shall apply to stockholders only to the extent permitted by law.

                  7.2. Notwithstanding the foregoing, the release set forth in paragraph 7.1 above shall not waive any right to enforce the terms and conditions of this Agreement.

         8. STOCK OPTIONS. Notwithstanding anything else set forth in this Agreement, the Stock Option Agreement between Braun and IPI dated September 3, 2002 ("Option Agreement") is and shall remain in full force and effect in accordance with its terms except as modified. Braun agrees to forfeit 500,000 of the two (2) million fully vested stock options he was granted in the agreement between Employee and IPI dated October 14, 2002.

         9. WAIVER OF STATUTORY RIGHTS. The parties hereby waive all rights against each other which may exist under California Civil Code Section 1542 and/or any similar state or federal law. California Civil Code Section 1542 provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         10. REPRESENTATIONS AND WARRANTIES.

                  10.1. BRAUN HEREBY REPRESENTS AND WARRANTS TO IPI THAT:

                           10.1.1. Braun does not possess any Proprietary
Information as defined in paragraph 1.2 above, other than the intangible information he learned while at IPI, and Braun has returned all property of IPI in accordance with the terms of paragraph 4. IPI and Braun hereby acknowledge the unique nature of the provisions set forth in paragraphs 4 and 5 of this Agreement, that IPI will suffer irreparable harm if Braun breaches any of those provisions, and that monetary damages will be inadequate to compensate IPI for such breach. Therefore, if Braun is in breach of any of his obligations under paragraphs 4 and 5 IPI shall be entitled to seek injunctive relief (in addition to any other remedies at law or equity) to enforce such provisions, without the necessity for IPI to post any type of bond or similar undertaking.

                           10.1.2. Braun has to the best of his knowledge never
been injured in any manner while working for or on behalf of IPI or any of the other Releasees and has not suffered any ailment as a result of his employment for IPI or any of the Releasees.

                           10.1.3. Except as set forth in paragraphs 3, Braun is
not entitled to any "vacation pay," any "sick pay," any "back pay," or any other compensation or reimbursement which has not already been paid by IPI to Braun as of the Effective Date.

                           10.1.4. Braun is receiving certain benefits under
this Agreement which Braun would not otherwise be entitled to if Braun did not enter into this Agreement.

                           10.1.5. Braun has not previously assigned or
transferred in any manner, or purported to have assigned or transferred in any manner, any of the Braun Claims described or set forth in paragraph 6.1 above and covenants that he will not assign, transfer or purport to assign or transfer to any person or entity any Claims released in this Agreement. Braun shall indemnify and hold IPI harmless from and against: (i) any Braun Claims assigned or transferred contrary to the foregoing representation, warranty or covenant; and (ii) any and all costs including reasonable attorneys fees arising directly or indirectly out of any breach of the foregoing representation, warranty or covenant.

                           10.1.6. Braun warrants and represents that to his
actual knowledge, Braun have not executed or instructed any other employee to commit IPI to any material contract, commitment or obligation outside the ordinary course of business, which has not been disclosed to IPI's past or present Board of Directors and/or officers. For purposes of this representation, all matters referred to in IPI's attorney's letter dated June 21, 2004, including without limitation, the contract for 5R, contract with an entity controlled by Braun's daughter, contract with Deloitte & Touche to perform a compensation study, contract with the Eisner firm, and employment contract with George Brocco, will be deemed fully disclosed.

                  10.2. IPI hereby represents and warrants that IPI has not previously assigned or transferred in any manner, or purported to have assigned or transferred in any manner, any of the IPI Claims described or set forth in paragraphs 6.2 above and covenants that it will not assign, transfer or purport to assign or transfer to any person or entity any Claims released in this Agreement. IPI shall indemnify and hold Braun harmless from and against: (i) any IPI Claims assigned or transferred contrary to the foregoing representation, warranty or covenant; and (ii) any and all costs including reasonable attorneys fees arising directly or indirectly out of any breach of the foregoing representation, warranty or covenant.

         11. CONFIDENTIALITY. Except as essential to the consummation of the transactions under this Agreement, or as otherwise required by law, including applicable Securities Exchange Commission regulations and requirements, (a) the parties shall maintain absolute confidentiality of this Agreement and the transactions under this Agreement, and (b) the parties shall not make or allow any notices, statements, disclosures, communications or news releases concerning the existence or content of this Agreement or any transaction under this Agreement. Nothing in this Paragraph, however, shall prevent any party to this Agreement from disclosing to his/its legal counsel and tax consultants the existence and terms of this Agreement or any transaction under this Agreement. Notwithstanding the foregoing, Employee shall be permitted to disclose his obligations under paragraph 5 to prospective employers.

         12. NON-DISPARAGEMENT AND COOPERATION. Neither Braun nor Company shall, disparage or otherwise publish or communicate "derogatory" statements or opinions about each other or their respective businesses or personnel, to any person or entity, be it orally or in writing. For purposes of this Agreement, "derogatory" shall be defined as a statement that detracts from another's character, standing, or reputation. Unless compelled by a validly issued subpoena, Braun specifically agrees not to initiate, participate, or cooperate in any legal, administrative, or other adversary proceedings contemplated or initiated by any persons or entities not a party to this Agreement, against IPI or any of its affiliates, or employees, provided, however nothing herein shall prevent Braun from complying with a subpoena or other lawful process. Braun further agrees that he will cooperate with IPI, as IPI may reasonably request, in connection with any investigation, administrative proceeding or litigation relating to any matter in which Braun was involved or of which he has knowledge as a result of his employment with the Company, including without limitation, providing documents, sworn testimony, information and assistance as reasonably requested by IPI concerning the transactions and occurrences at issue in United States District Court Case No. 04 CV 0682 JAH (JFS). The Company shall reimburse Braun for all reasonable out-of-pocket expenses incurred by him in connection with any such cooperation.

         13. GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

         14. FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

         15. ATTORNEY'S FEES. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement, may recover from the unsuccessful party all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         16. MODIFICATION. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

         17. PRIOR UNDERSTANDINGS. This Agreement and all documents specifically referred to or executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

         18. PARTIAL INVALIDITY. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability unless such provision or the application of such provision is essential to this Agreement.

         19. SUCCESSORS-IN-INTEREST AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement. In the event this Agreement is assigned, IPI shall have such assignee expressly assume its obligations under this Agreement and in such a case shall remain jointly and severally liable.

         20. NOTICES. Each notice and other communication required or permitted to be given under this Agreement ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

To IPI:                    ISLAND PACIFIC, INC.
                           3252 Holiday Court, Suite 208
                           La Jolla, California 92037
                           Attn:  Mr. Michael Silverman
                           Fax:  (858) 450-9729

With Copy to:              SOLOMON WARD SEIDENWURM & SMITH, LLP
                           401 B Street, Suite 1200
                           San Diego, CA  92101
                           Attn:  Norman L. Smith, Esq.
                           Fax:  (619) 231-4755

To Braun:                  HARVEY BRAUN
                           6 Fawn Drive
                           Livingston, NJ  07039

With a copy to:            Davis & Gilbert, LLP
                           1740 Broadway
                           New York, New York 10019
                           Attention:  Gregg A. Gilman, Esq.
                           Fax:  212.468.4888

         21. WAIVER. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. No delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

         22. HEADINGS. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

         23. JURISDICTION AND VENUE. For the purposes of jurisdiction and venue, all actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

         24. DRAFTING AMBIGUITIES. Each party to this Agreement has reviewed this Agreement and has had the opportunity for their legal counsel to review this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

         25. THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer any rights or remedies on any person or entity other than the parties to this Agreement and their respective successors in interest and permitted assignees, unless such rights are expressly granted in this Agreement to another person specifically identified as a "Third Party Beneficiary."

         26. COUNTERPARTS. This Agreement may be executed in facsimile counterparts, each of which is deemed an original and all of which together constitute one document.

         27. ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM RELATING TO OR ARISING OUT OF THIS AGREEMENT OR BRAUN'S EMPLOYMENT SHALL BE RESOLVED IN SAN DIEGO, CALIFORNIA BY ARBITRATION IN ACCORDANCE WITH THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA RULES"). JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE ABOVE, PRELIMINARY INJUNCTIVE RELIEF SHALL BE AVAILABLE TO THE PARTIES IN COURT, IN ACCORDANCE WITH APPLICABLE LAW.

         FOR ANY CLAIMS BROUGHT UNDER THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, OR ANY OTHER LOCAL, STATE OR FEDERAL CIVIL RIGHTS ACT ("CIVIL RIGHTS CLAIMS"): (A) THE SUBSTANTIVE AND REMEDIAL PROVISIONS OF THE CIVIL RIGHTS STATUTE(S) APPLICABLE TO THE CIVIL RIGHTS CLAIMS SHALL BE AVAILABLE TO ANY PARTY REQUIRED TO ARBITRATE CIVIL RIGHTS CLAIMS UNDER THIS AGREEMENT; (B) IF THE AAA RULES DO NOT ALREADY SO PROVIDE, ANY

PARTY SUBMITTING A CIVIL RIGHTS CLAIM TO ARBITRATION SHALL BE ENTITLED TO THE FULL RANGE OF DISCOVERY PROVIDED UNDER CALIFORNIA CODE OF CIVIL PROCEDURE 1283.05, AND BRAUN SHALL NOT BE REQUIRED TO PAY UNREASONABLE COSTS OR ADVANCE ANY OF THE ARBITRATOR'S FEES OR EXPENSES; AND (C) THE ARBITRATOR MUST ALSO ISSUE A WRITTEN AWARD SETTING FORTH THE ESSENTIAL FINDINGS AND CONCLUSIONS ON WHICH THE AWARD IS BASED.

         THIS AGREEMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, IRRESPECTIVE OF CALIFORNIA'S CHOICE-OF-LAW PRINCIPLES.

         NOTICE: BY INITIALING IN THE SPACE BELOW BRAUN IS AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND HE IS GIVING UP ANY RIGHTS HE MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW BRAUN IS GIVING UP HIS JUDICIAL RIGHTS TO APPEAL. IF BRAUN REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, HE MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. HIS AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THIS AGREEMENT TO NEUTRAL, BINDING ARBITRATION.

              IPI's Initials: ________ Braun's Initials: __________

         28. EFFECTIVENESS. This Agreement shall become effective when it has been executed by all of the parties to this Agreement.

BRAUN:

______________________________________
HARVEY BRAUN

IPI:
ISLAND PACIFIC, INC., a Delaware corporation

By:___________________________________
Its:__________________________________